FIRST AMENDEDMENT TO SECURITY AGREEMENT

     This First Amendment to Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Amended Security Agreement”), dated as of June 28,
2007, is executed by Cognigen Networks, Inc., a Colorado corporation (together with its successors and assigns, “Debtor”), and BayHill Capital, LLC, a Utah limited liability company
(“Secured Party”).

RECITALS

     A. WHEREAS, Debtor and Secured Party previously entered into a Secured
Subordinated Promissory Note, dated as of June 15, 2007, in favor of Secured Party (as amended, modified or otherwise supplemented from time to time) (the “First Note”), in the aggregate principal amount of $100,000 and in connection therewith entered into that certain
Security Agreement dated June 15, 2007 (the “Security Agreement”), pursuant to which Debtor granted to Secured Party a security interest in the collateral described therein.

     B. WHEREAS, Debtor and Secured Party have entered into a Secured Subordinated
Promissory Note, dated as of the date hereof, in favor of Secured Party (as amended, modified or otherwise supplemented from time to time) (the “Second Note”, and together with the First Note, the “Notes”), in the aggregate principal amount of $150,000.

     C. WHEREAS, to induce Secured Party to enter into the Second Note, Debtor agrees to amend the Security Agreement by entering into this Amended Security Agreement and grant to Debtor a security interest in the Collateral described below.

AGREEMENT

     NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:

     1. Definitions and Interpretation. When used in this Amended Security Agreement, the following terms have the following respective meanings:

     “Collateral” has the meaning given to that term in Section 2 hereof.

     “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

     “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under or pursuant to the terms of the First Note, the Second Note or this Amended Security Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Debtor hereunder and thereunder, including without limitation any proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest).

     “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

     “Permitted Liens” means (a) any Liens existing as of the date hereof on file with the applicable filing offices of the State of Washington and the State of Colorado (or any other state) with respect to the obligations identified in subparagraph (e) below; (b) (i) Liens existing as of the date hereof and in the future incurred or imposed by law which were or are incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens, interest of a vendor, lessor or licensee with respect to the purchase or license of the Company’s products or services, a capital lease or other title retention agreement, purchase money security interests, and (ii) other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (d) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (e) Liens in favor of Silicon Valley Bank (with respect to obligations arising pursuant to an Amended and Restated Loan and Security Agreement dated as of April 23, 2007, to be effective March 26, 2007), Global Crossing Bandwidth, Inc., VenCore Solutions, Inc., (with respect to obligations arising pursuant to a Loan and Security Agreement dated October 11, 2006) and the State of Washington (with respect to an Electronic Partial Payment Agreement dated November 27, 2006); and (f) Liens in favor of Secured Party (as defined herein).

     “UCC” means the Uniform Commercial Code as in effect in the State of Colorado from time to time.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

     2. Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title and interests of Debtor in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

     3. General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of appropriately completed UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have), subject to Permitted Liens, a senior perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same except for reasonable and customary allowances for doubtful accounts, bad debt and similar exceptions; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Debtor and the only original books of account and records of Debtor relating thereto are, and will continue to be, kept at the Debtor’s principal place of business, presently located at the address of Debtor set forth in Section 10 below.

     4. Covenants Relating to Collateral. Debtor hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 15 days written notice to Secured Party, (i) not to change Debtor’s name or place of business (or, if Debtor has more than one place of business, its chief executive office), or the office in which Debtor’s records relating to accounts receivable and payment intangibles are kept and (ii) not to change Debtor’s state of incorporation; (e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Secured Party all originals of Collateral consisting of instruments; (f) to appear in and defend any action or proceeding which may affect its title to or Secured Party’s interest in the Collateral; (g) if Secured Party gives value to enable Debtor to acquire rights in or the use of any Collateral, to use such value for such purpose; (h) to keep separate, accurate and complete records of the Collateral and to provide Secured Party with such records and such other reports and information relating to the Collateral as Secured Party may reasonably request from time to time; (i) not to surrender or lose possession of, sell, encumber, lease, rent, or otherwise dispose of or transfer any Collateral or right or interest therein except with respect to Permitted Liens, and to keep the Collateral free of all Liens except Permitted Liens; provided that Debtor may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, and (iii) non-exclusive licenses and similar arrangements for the use of the property of Debtor; (j) if requested by Secured Party, to type, print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper a legend satisfactory to Secured Party indicating that such chattel paper is subject to the security interest granted hereby; (k) to collect, enforce and receive delivery of the accounts receivable and payment intangibles in accordance with past practice until otherwise notified by Secured Party; (l) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral (including the Fair Labor Standards Act); and (m) to permit Secured Party and its representatives the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Debtor and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Debtor’s affairs, finances and accounts with its directors, officers and independent public accountants.

5.	[Reserved]

6.	Litigation and Other Proceedings

(a) Upon reasonable request from the Secured Party, Debtor shall commence and diligently prosecute such suits, proceedings or other actions for infringement or other damage, or reexamination or reissue proceedings, or opposition or cancellation proceedings as are reasonable to protect any of the patents, trademarks, copyrights, mask works or trade secrets. No such suit, proceeding or other actions shall be settled or voluntarily dismissed, nor shall any party be released or excused of any claims of or liability for infringement, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld or delayed.

     (b) Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of Debtor or Secured Party to enforce any rights in the Collateral, including any license thereunder, in which event Debtor shall at the request of Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party in aid of such enforcement. If Secured Party elects not to bring suit to enforce any right under the Collateral, including any license thereunder, Debtor agrees to use all commercially reasonable measures, whether by suit, proceeding or other action, to cause to cease any infringement of any right under the Collateral by any Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

7.	Default and Remedies.

(a) Default. Debtor shall be deemed in default under this Amended Security

Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes).

     (b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Amended Security Agreement and by law, including the right to: (a) require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, trade name, copyright, patent or technical process used by

Debtor. Debtor hereby agrees that ten (10) days notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Secured Party’s rights hereunder, Debtor hereby grants to Secured Party an irrevocable, non-exclusive license (exercisable without royalty or other payment by Secured Party, but only in connection with the exercise of remedies hereunder) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Debtor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

     (c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

     (i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

     (ii) Second, to the payment to Secured Party of the amount then owing or unpaid on the Notes, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Notes, then the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

     (iii) Third, to the payment of other amounts then payable to Secured Party under any of the transaction documents (as defined in the Notes and hereinafter, the “Transaction Documents”), and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under such Transaction Documents, then the amount remaining to be distributed; and

     (iv) Fourth, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

8.	Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests,

demands, consents, instructions or other communications to or upon Debtor or Secured Party under this Amended Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed First Class Mail and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Company:

Cognigen Networks, Inc.
6405 – 218th Street, S.W., Suite 305
Mountlake Terrace, Washington
Attention: Gary L. Cook
Telephone: (425) 329 -2300
Facsimile: (425-329-2301

Effective August 1, 2007
9740 Appaloosa Way, Suite 200
San Diego, CA 92131
Telephone: (858) 357-8767

with a copy to:

Gary L. Cook 61 W. Surrey Drive Castle Rock, CO 80108 (303) 858-8797

Investor:

BayHill Capital, LLC 1559 N. Technology Way Orem, Utah 84097 Attention: Robert K. Bench Telephone: (801) 437-9679 Facsimile: (801) 705-9372

with a copy to:

Parr Waddoups Brown Gee & Loveless 185 South State Street, Suite 1300 Salt Lake City, UT 84111 Attention: Brian Lloyd Telephone: (801) 532-7840 Facsimile: (801) 532-7750

     (b) Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

     (c) Amendments and Waivers. This Amended Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party; provided that, if the Debtor issues additional promissory notes after the date hereof, any purchaser of such promissory notes may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a “Secured Party” for all purposes hereunder. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

     (d) Assignments. This Amended Security Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

     (e) Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Amended Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

     (f) Payments Free of Taxes, Etc. All payments made by Debtor under the Transaction Documents shall be made by Debtor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Debtor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Amended Security Agreement. Upon request by Secured Party, Debtor shall furnish evidence satisfactory to Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

     (g) Partial Invalidity. If at any time any provision of this Amended Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Amended Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     (h) Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Amended Security Agreement.

     (i) Construction. Each of this Amended Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Debtor, Secured Party, and their respective counsel. Accordingly, this Amended Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Debtor or Secured Party.

     (j) Entire Agreement. This Amended Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Debtor and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

     (k) Other Interpretive Provisions. References in this Amended Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Amended Security Agreement or any other Transaction Document refer to this Amended Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Amended Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Amended Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

     (l) Governing Law. This Amended Security Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without reference to conflicts of law rules (except to the extent governed by the UCC).

     (m) Counterparts. This Amended Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

     (n) Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Debtor Collateral shall revert to Debtor. Upon such termination Secured Party hereby authorizes Debtor to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Debtor any additional documents or instruments as Debtor shall reasonably request to evidence such termination.

     (o) Ratification. Except as expressly modified by this Amended Security Agreement, the First Note and the Security Agreement remain in full force and effect. By its execution of this Amended Security Agreement, the Debtor expressly ratifies and confirms the validity of the First Note and the Security Agreement. Furthermore, Debtor and Secured Party hereby acknowledge and agree that entering into the Second Note and this Amended Security Agreement shall not impair the validity or priority of the First Note and the Security Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, Debtor has caused this Amended Security Agreement to be executed as of the day and year first above written.

COGNIGEN NETWORKS, INC. a Colorado corporation

By: ___________________________________ Name: _________________________________ Title: ___________________________________

SECURED PARTY: BAYHILL CAPITAL, LLC a Utah limited liability company

By: __________________________________ Name: ________________________________ Title: _________________________________

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ATTACHMENT 1 TO AMENDED SECURITY AGREEMENT

All right, title, interest, claims and demands of Debtor in and to the following property:

     (i) All goods and equipment now owned or hereafter acquired, including, without limitation, all computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor’s books relating to any of the foregoing;

     (iii) All contract rights, general intangibles, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs including source code, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, Note, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

     (iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Debtor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Debtor (subject, in each case, to the contractual rights of third parties to require funds received by Debtor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Debtor and Debtor’s books relating to any of the foregoing;

     (v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Debtor’s books relating to the foregoing;

     (vi) All other goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired; and

     (vii) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

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